Exhibit 10.38

[CombinatoRx Letterhead]

August 4, 2008

BioMedical Sciences Investment Fund Pte Ltd

20 Biopolis Way

#09-01 Centros

Singapore 138668

Attention: Chief Executive Officer

Re: Agreement Regarding Exercise of Parent Share Repurchase Option

Ladies and Gentlemen:

CombinatoRx (Singapore) Pte Ltd (the “Company”), Biomedical Sciences Investment Fund Pte Ltd (the “Investor”) and CombinatoRx, Incorporated (the “Parent”), are parties to a Subscription and Shareholders Agreement, dated August 19, 2005 (the “SSA”) and a Swap-Up Agreement, dated August 30, 2005 (the “Swap-Up Agreement”). Under Section 7.1 of the Swap-Up Agreement, Investor granted Parent the option, exercisable at any time, to purchase all of the Investor’s preferred shares in the Company for a cash purchase price (the “Parent Share Repurchase Option”). By executing this letter agreement, the Parent hereby agrees not to exercise the Parent Share Repurchase Option under the Swap-Up Agreement until on or after December 31, 2009, provided, however, the Parent may exercise the Parent Share Purchase Option after the Investor has breached a material obligation under the SSA and related agreements, or after an Organic Change of the Parent, as defined in the Swap-Up Agreement.

Sincerely,

COMBINATORX, INCORPORATED

By:	/s/ Alexis Borisy
Name:	Alexis Borisy
Title:	President & CEO

COMBINATORX (SINGAPORE) PTE LTD

By:	/s/ Ralf Altmeyer
Name:	Ralf Altmeyer
Title:	President

BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

By:	/s/ Chu Swee Yeok
Name:	Chu Swee Yeok
Title:	Director

Date:	August 5, 2008